EXHIBIT 16


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[LOGO]         DORFMAN, ABRAMS, MUSIC & CO.
               CERTIFIED PUBLIC ACCOUNTANTS



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549




Pursuant to 17 C.F.R. ss.228.304(a)(3) ("Item 304"), we have reviewed the language under the heading "CHANGE IN AUDITOR" in the prospectus included as part of the Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission by Ridgewood Financial, Inc., the proposed parent holding company for Ridgewood Savings Bank of New Jersey. We do not disagree with the statements contained therein concerning our firm. However, aside from receipt of notification of such action, we have no basis for determining whether the board of directors or audit committee met concerning this matter.



                              /s/Dorfman, Abrams, Music & Co.


Fair Lawn, New Jersey

August 24, 1998


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21-00 Route 208 South, Fair Lawn, NJ 07410-2604    Tel: (201) 796-9100   Fax: (201) 796-0900  E-Mail:accountants@dorfman.com
    Member of Affiliated Conference of Practicing Accountants International
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